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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-8 Registration Statement of our report dated March 17, 2000 relating to the financial statements and financial statement schedule, which appears in Pinnacle Global Group's Annual Report on Form 10-K for the year ended December 31, 1999.

         We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-8 Registration Statement of our report dated February 25, 2000 relating to the financial statements of Sanders Morris Mundy Inc., which appears in the Current Report on Form 8-K dated April 28, 2000 of Pinnacle Global Group, Inc.

         We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Form S-8 Registration Statement of our report dated February 24, 1999 relating to the financial statements of Spires Financial, L.P., which appears in the Definitive Proxy Statement on Schedule 14A dated December 6, 1999, as supplemented by the Proxy Statement dated January 12, 2000 of Pinnacle Global Group, Inc.

                                                  /s/ PricewaterhouseCoopers LLP

                                                      PRICEWATERHOUSECOOPERS LLP

Houston, Texas
August 9, 2000